UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2009
Date of Report (Date of earliest event reported)

CONTACT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 206, 475 Howe Street,
Vancouver, BC, Canada	V6C 2B3
(Address of principal executive offices)	(Zip Code)

(604) 629-1007
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 9, 2009, Contact Minerals Corp. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by increasing its issued and authorized common stock on a two-for-one basis. Accordingly, the Company’s authorized capital of common stock has been increased from 150,000,000 shares to 300,000,000 shares of common stock, $0.001 par value per share, and the Company’s issued and outstanding shares were increased correspondingly on a two-for-one basis.

As a result of the forward split, the number of shares of common stock outstanding was increased correspondingly from 7,140,000 shares to 14,280,000 shares.

A copy of the Company’s file-stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

ITEM 7.01	REGULATION FD DISCLOSURE

NEW STOCK SYMBOL

Effective February 9, 2009, as a result of the 2-for-1 forward split, the Company’s trading symbol has been changed from "CMIZ" to “CNTM”.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 increasing the authorized capital of common stock to 300,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTACT MINERALS CORP.
Date: February 9, 2009
	By:	/s/ Kerry J. McCullagh

KERRY J. MCCULLAGH
President and Chief Executive Officer